EXHIBIT 11.1

                          MOLECULAR DEVICES CORPORATION
                       COMPUTATION OF NET INCOME PER SHARE
                      (In thousands, except per share data)





PRIMARY                                                 Years Ended December 31,
                                                        ------------------------
                                                        1996     1995     1994
                                                        ----     ----     ----
Weighted average common shares outstanding for
   the period                                            8,828    7,031    2,433
Common equivalent shares pursuant to Staff
   Accounting Bulletin Nos. 64 & 83                       --        207      276
Common equivalent shares assuming conversion of
   preferred stock                                        --       --      4,487
Common equivalent shares assuming exercise of
   stock options under the treasury stock method           696      299      390
                                                        ------   ------   ------

Shares used in per share calculation                     9,524    7,537    7,586
                                                        ======   ======   ======

Net income                                              $2,252   $4,059   $1,519
                                                        ======   ======   ======

Net income per share                                    $ 0.24   $ 0.54   $ 0.20
                                                        ======   ======   ======

FULLY DILUTED                                           Years Ended December 31,
                                                        ------------------------
                                                         1996    1995    1994
                                                         ----    ----    ----
Weighted average common shares outstanding for
   the period                                            8,828    7,031    2,433
Common equivalent shares pursuant to Staff
   Accounting Bulletin Nos. 64 & 83                       --        207      276
Common equivalent shares assuming conversion of
   preferred stock                                        --       --      4,487
Common equivalent shares assuming exercise of
   stock options under the treasury stock method           777      613      390
                                                        ------   ------   ------

Shares used in per share calculation                     9,605    7,851    7,586
                                                        ======   ======   ======

Net income                                              $2,252   $4,059   $1,519
                                                        ======   ======   ======

Net income per share                                    $ 0.23   $ 0.52   $ 0.20
                                                        ======   ======   ======